UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Quad M Solutions, Inc., an Idaho corporation, (the “Company”), is a public holding company that offers staffing services and employee benefits, such as health plans, HR-human resources, and payroll services, to small and mid-sized group employers. The Company is filing this Current Report on Form 8-K to disclose that on May 3, 2021, its former management, through its wholly owned subsidiary, NuAxess 2 Inc., entered into a Referral Agreement with Acrisure, LLC dba Connor Group Insurance Agency (“Acrisure”). Acrisure, website: www.acrisure.com, is one of the 15 largest privately held insurance agencies in the United States.

The reason for filing this Form 8-K and the Referral Agreement as an Exhibit is due to the fact that the Company’s new management is now actively pursuing the implementation of the Referral Agreement with Acrisure. Reference is made to the full disclosure contained in the attached Referral Agreement., Exhibit 10.10 hereto.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.10	Referral Agreement between NuAxess 2 Inc. and Acrisure, LLC dated May 3, 2021, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2021

QUAD M SOLUTIONS, INC.

/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Interim Chief Executive Officer